EXHIBIT 4.4

                Amendment to The CORPORATEplan for RetirementSM
             Service Agreement to Conform to Re-executed Documents

     WHEREAS, the undersigned employer ("Employer") and Fidelity Management Trust Company ("Trustee") have executed the CORPORATEplan for RetirementSM Service Agreement ("CPR Service Agreement") under which the Trustee and its affiliates (collectively, Fidelity) have agreed to provide specified services for the Giant Industries, Inc. & Affiliated Companies 401(k) Plan (the "Plan");

     WHEREAS, Article VII, Section 12, of the CPR Service Agreement provides that it may be amended by a written agreement signed by the Employer and Fidelity; and

     WHEREAS, the Employer and Trustee now desire to amend the CPR Service Agreement.

     NOW THEREFORE, the Employer and Trustee through this written agreement ("Amendment") hereby adopt the following amendments to the CPR Service
Agreement:

          Article II is renumbered to be Subarticle B of Article I and is further amended by deleting the words "mailed directly to Participants' homes".

          Article III is renumbered to be Subarticle C of Article I.

          Article IV is renumbered to be Subarticle D of Article I.

          Articles V, VI and VII are deleted.


AND FURTHER AGREE, that this Amendment shall be effective upon the date listed under the "Original Effective Date" column on the attached Execution Pages and that the attached Article II and Appendices listed on the Execution Pages are incorporated into the CPR Service Agreement and control over conflicting provisions of the previously executed CPR Service Agreement, or any amendments thereto.
















V4.8 (06/2002)                                           CPR Service Agreement
                                                                      8/8/2003
                  2002 Fidelity Management & Research Company

ARTICLE II. TERMS AND CONDITIONS

This Agreement is subject to the following terms and conditions:

1. Services: Fidelity shall have the responsibility to perform only those services set forth in this Agreement, including any Appendices to this Agreement. All other regulatory and administrative matters relating to the Plan shall be the responsibility of the Employer and the Plan Administrator. The Employer acknowledges that Fidelity does not provide legal or tax advice, and that the Employer must obtain its own legal and tax counsel for advice on the plan design appropriate for its specific situation and on legal and tax issues pertaining to the administration of the Plan.

	2.  Documents: The Employer must use the Fidelity CORPORATEplan for
	    RetirementSM ('CPR') Prototype Basic Plan Document, corresponding Adoption
	    Agreement, and Service Agreement. The Service Agreement includes any
	    Appendices or Amendments, which are expressly made part of the Service
	    Agreement. The Employer may not add, delete, or modify the documents in
	    any way without the written consent of Fidelity.  The Employer shall be
	    responsible for completing and executing the Adoption Agreement,
	    Standardized or Non-Standardized.  Fidelity as the Prototype Plan Sponsor
	    is responsible for updating and amending the Prototype plan document and
	    may not provide legal advice to the Employer on the completion and
	    execution of the documents.  The Employer may only rely on the opinion
	    letter issued by the National Office of the Internal Revenue Service as
	    evidence that this Plan is qualified under section 401 of the Internal
	    Revenue Code to the extent provided for by the Internal Revenue Service
	    (IRS).  The Employer is responsible for filing a request with the
	    appropriate IRS office to obtain an individual determination letter for
	    the Plan and for paying associated IRS user fees.

3. Related Employers: The Employer is responsible for determining if the Employer is a member of a controlled group of businesses or an affiliated service group, as those terms are defined by the Internal Revenue Code, and for notifying Fidelity in writing of its determination. Fidelity is under no obligation to verify the Employer's determination. Only members of the Employer's controlled group or affiliated service group may participate in the Plan. If the Standardized Adoption Agreement is adopted by the Employer, all members of its controlled group or affiliated service group must be included in the plan. Failure to do so may result in disqualification of the Plan by the Internal Revenue Service. If the Non-standardized Adoption Agreement is adopted by the Employer, group members that participate in the Plan must be listed as Related Employers in the Adoption Agreement. All employees of group members must be considered for the coverage and contribution requirements of the Plan and of any plan of a group member. If the Employer's controlled group or affiliated service group status changes after initial retention of Fidelity, the Employer must provide timely written notification to Fidelity and take other appropriate action to include, exclude, or remove group members or former group members from the Plan.

4. Conversion Method/Transition Period: An existing Employer plan converting to Fidelity shall be subject to a transition period to facilitate the movement of Participant records and Plan assets from the prior recordkeeper and/or trustee to Fidelity. The responsibilities of the parties, the procedures for the conversion, and the duration of the transition period are dependent upon the conversion method(s) selected by the Employer in the separate Conversion Strategy Agreement and are subject to the conditions and limitations contained therein.

5. Investments: Fidelity shall have no discretion or authority with respect to the investment of the Plan assets but shall act solely as a directed trustee of the contributed funds. All Plan assets must be invested in the Permissible Investments elected by the Employer and identified in Appendix A and are subject to the terms and conditions contained therein. The Employer may add, delete, or replace a Permissible Investment with another by providing Fidelity with proper written direction at least thirty days prior to the effective date of the change.

    Forfeitures held by the Plan prior to application and contributions received by Fidelity as to which investment instructions have not been provided shall be invested in the Permissible Investment selected by the Employer for such purposes or, absent Employer selection, in the most conservative Permissible Investment designated in Appendix A, until investment instructions have been received by Fidelity.

    Delivery of prospectuses, amended prospectuses, and annual and semi-annual reports for Permissible Investments may only be made to the Named Fiduciary designated in Article II unless the Employer directs Fidelity in writing to deliver said information to Participants or a Participant requests said information in accordance with procedures communicated to Participants by Fidelity.

6. Employer Investment Direction: If Employer investment direction is elected by the Employer, then all Participant accounts must be invested in Permissible Investments. A Participant shall not be allowed to make any exchanges of his/her account balance. Fidelity shall provide the Employer with procedures for exchanging Participant account balances between/among mutual Fund(s) offered under the Plan. Exchanges requested by an authorized Plan representative shall be executed within the time period specified in the procedures. Fidelity reserves the right to modify the procedures upon notice to the Employer.

7. Investment Directions by Participants: If Participant investment direction is elected by the Employer, each Participant in the Plan shall be permitted to direct the investment of his/her individual account balance and future contributions among Permissible Investments through Fidelity's telephone exchange system or internet exchange system, except as otherwise provided in the Plan and this Agreement, including any Appendices. The frequency of changes in investments shall be determined under the rules applicable to the Permissible Investments unless the Employer has adopted additional rules limiting the frequency of investment changes in accordance with Plan. Except as otherwise provided in this Agreement, including any Appendices, a proper exchange request received by Fidelity prior to the closing of the New York Stock Exchange shall be effective on that day. The Employer hereby directs Fidelity to act upon such directions without questioning the authenticity of the direction other than as provided in this section. A Participant shall be required to provide his/her Social Security Number and personal identification number. For security purposes, the Employer may direct that a Participant using the telephone exchange system be required to respond to additional questions (e.g., date of birth, date of hire) before being able to access his/her accounts. Only authorized Plan contacts and the Participant shall have access to a Participant's account.

8. Reliance and Indemnification: Fidelity may rely upon and act upon any writing from any person authorized by the Employer to give instructions concerning the Plan and may conclusively rely upon and be protected in acting upon any written order from the Employer or upon any other notice, request, consent, certificate, or other instructions or paper reasonably believed by it to have been executed by a duly authorized person, so long as it acts in good faith in taking or omitting to take any such action. Fidelity need not inquire as to the basis in fact of any statement in writing received from the Employer. Fidelity shall be entitled to reasonably rely upon the information provided by the Employer in performance of its duties hereunder. Unless resulting from Fidelity's negligence or willful misconduct, the Employer shall indemnify and save harmless Fidelity from any and all liabilities and expenses, including without limitation, reasonable attorney's fees incurred or required to be paid by Fidelity in connection with the Plan.

	    Notwithstanding anything in this Agreement to the contrary and subject to
	    the provisions of the attached Appendices to this Agreement, (i) any
	    direction, notice or other communication provided to the Employer or
	    Fidelity by another party required to be in writing by the Plan or this
	    Service Agreement, (ii) any service provided under this Agreement
	    requiring or utilizing written information, or (iii) any written
	    communication or disclosure to Participants required by the Plan or this
	    Service Agreement may be provided through any medium that is permitted
	    under applicable law or regulation and, to the extent so allowed, will no
	    longer require any writing to which reference is made in this Agreement.

9. Fees: As consideration for its services under this Agreement, Fidelity shall be entitled to the fees in accordance with Article I, this Article II, and any Appendices or amendments to this Agreement. Fees shall be billed to the Employer or charged to Participant accounts as indicated. The Employer is responsible for determining whether any fees paid from Plan assets are reasonable expenses of administering the Plan as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Fees charged to Participant accounts shall be charged as a flat dollar amount to all Participants unless otherwise indicated or directed by the Employer. A reasonable additional fee shall be charged if Fidelity has to reprocess or correct any contribution data transmission due to excessive errors of the Employer or its payroll vendor, not to exceed $100.00 per hour. The Employer will be notified by Fidelity prior to incurring these charges. Fidelity shall be entitled to reasonable compensation for its extraordinary costs and expenses incurred in the event of termination of this Agreement. The Employer will be notified by Fidelity prior to incurring these charges. In addition, Fidelity reserves the right to charge a termination fee in an amount equal to a full year of Administrative and Trustee fees under this Agreement in the event the Employer terminates its relationship with Fidelity within one year after the Implementation Date, unless resulting from Fidelity's willful misconduct.

    Unless otherwise indicated, all Fidelity fees under this Agreement, including any Appendices, shall be billed in arrears to the Employer or Participants, as applicable, on a quarterly basis during the twelve-month annual billing cycle. An Employee is treated as a Participant for purposes of the annual per-participant Administrative Services fee if he/she has an account balance on any day in the twelve-month annual billing cycle. If payment of the aforementioned fees is not received by Fidelity within sixty days of receipt of Fidelity's invoice, the fees shall be paid from available Plan forfeitures or shall be charged against the respective accounts of all Participants on a per capita basis.

    Fidelity may charge a separate Implementation Services Conversion Fee under Article I if the Employer acquires another Company and merges the acquired Company's plan with its Plan or receives additional assets for its Plan. The Conversion Fee shall be determined after the relevant information has been received by Fidelity, and it shall be communicated to the Employer prior to the conversion, due to merger, acquisition, takeover, or divestiture.

10. Duration and Amendment: This Agreement shall remain in effect for the remainder of the current calendar year and shall thereafter be automatically extended for successive one-year terms. Either party, however, by sixty days prior written notice to the other, may terminate this Agreement. The receiving party may agree to a shorter notice period. This Agreement may be amended or modified at any time and from time to time by an instrument executed by the parties. Notwithstanding the foregoing, Fidelity reserves the right to amend unilaterally this Service Agreement upon sixty days prior written notice to the Employer to update services and procedures or to revise the fee schedule in accordance with the terms thereof.

11. Service Providers: Fidelity Management Trust Company is the non-discretionary Trustee of the Employer's Plan under the CORPORATEplan for RetirementSM. Fidelity may use its affiliates in providing the services described in this Agreement.

12. Construction and Interpretation: This agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts except to the extent such laws are superseded by Section 514 of ERISA. Unless defined herein or a different meaning is clearly required by the context, capitalized terms shall have the meanings set forth in the Plan.

SPECIMEN SIGNATURES


At least one person is required to be authorized to provide instructions to Fidelity Management Trust Company regarding the CORPORATEplan for RetirementSM account. Only the following person(s) designated below is/are authorized to advise Fidelity on all plan administrative matters:

NAME & TITLE                     SPECIMEN SIGNATURE

Natalie R. Dopp                  /s/ NATALIE R. DOPP
------------------------------   -----------------------------------------
VP, Human Resources
------------------------------   -----------------------------------------

------------------------------   -----------------------------------------
Delbert L. Tingey                /s/ DELBERT L. TINGEY
------------------------------   -----------------------------------------
Benefits Manager
------------------------------   -----------------------------------------

------------------------------   -----------------------------------------

------------------------------   -----------------------------------------

------------------------------   -----------------------------------------


PROCEDURE FOR CHANGING SPECIMEN SIGNATURES:

The specimen signatures can be changed by the Employer at any time. To add a new authorized signer, the Employer must send a letter of instruction signed by an authorized individual to the designated Fidelity representative, with an original specimen signature of the new authorized signer. To delete a signer, the Employer should send a similar letter identifying the individual who is no longer an authorized signer. The Employer must provide any change at least ten business days prior to the date the change shall become effective.

INVESTMENT LITERATURE CONTACT

The Administrator designated in the Plan is the Named Fiduciary of the Plan. The individual designated below shall receive on behalf of the Named Fiduciary prospectuses and annual and semi-annual reports pertaining to the Permissible Investment options of the Plan.

Mr. Delbert L Tingey
---------------------------------------
(Name)
Benefits Manager
---------------------------------------
(Title)
23733 North Scottsdale Road
---------------------------------------
(Address Line 1)
---------------------------------------
(Address Line 2)
Scottsdale         AZ              85255
---------------------------------------
(City)            (State)          (Zip)

EXECUTION PAGE (FIDELITY'S COPY)
















This Agreement shall be effective upon execution by both parties. By executing this Agreement, the parties agree to terms and conditions contained in the Agreement and the following attached Appendices:

                                                   Original     Revision
Service Agreement                               Effective Date   Date(s)

Articles I and II
Appendix A - Investment Schedule and Services     01/01/1996    06/24/2003
Appendix B - Enrollment and Education Services    06/24/2003
Appendix C - Contribution Processing Services     06/24/2003
Appendix D - Loan and Withdrawal Services         06/24/2003
Appendix E - Compliance Services                  06/24/2003
Appendix F - Miscellaneous Additional Services    06/24/2003

































In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Employer:                            Employer:

/s/ NATALIE R. DOPP
-------------------------------      -------------------------------
(Signature)                          (Signature)
Natalie R. Dopp
-------------------------------      -------------------------------
(Print Name)                         (Print Name)
VP, Human Resources
-------------------------------      -------------------------------
(Title)                              (Title)
6/19/03
-------------------------------      -------------------------------
(Date)                               (Date)

Note: Only one authorized signature is required to execute this Agreement unless the Employer's corporate policy mandates two authorized signatures.

Fidelity Management Trust Company:

/s/ ROBERT Q. BUCKLES
-------------------------------
(Signature)
Robert Q. Buckles
-------------------------------
(Print Name)
Authorized Signatory
-------------------------------
(Title)
June 23, 2003
-------------------------------
(Date)

EXECUTION PAGE (EMPLOYER'S COPY)

This Agreement shall be effective upon execution by both parties. By executing this Agreement, the parties agree to terms and conditions contained in the Agreement and the following attached Appendices:

                                                   Original     Revision
Service Agreement                               Effective Date   Date(s)

Articles I and II
Appendix A - Investment Schedule and Services     01/01/1996    06/24/2003
Appendix B - Enrollment and Education Services    06/24/2003
Appendix C - Contribution Processing Services     06/24/2003
Appendix D - Loan and Withdrawal Services         06/24/2003
Appendix E - Compliance Services                  06/24/2003
Appendix F - Miscellaneous Additional Services    06/24/2003

































In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Employer:                            Employer:

/s/ NATALIE R. DOPP
-------------------------------      -------------------------------
(Signature)                          (Signature)
Natalie R. Dopp
-------------------------------      -------------------------------
(Print Name)                         (Print Name)
VP, Human Resources
-------------------------------      -------------------------------
(Title)                              (Title)
6/19/03
-------------------------------      -------------------------------
(Date)                               (Date)

Note: Only one authorized signature is required to execute this Agreement unless the Employer's corporate policy mandates two authorized signatures.

Fidelity Management Trust Company:

/s/ ROBERT Q. BUCKLES
-------------------------------
(Signature)
Robert Q. Buckles
-------------------------------
(Print Name)
Authorized Signatory
-------------------------------
(Title)
June 23, 2003
-------------------------------
(Date)

APPENDIX A: INVESTMENT SCHEDULE AND SERVICES

Participant Accounts under the Trust shall be invested among the Permissible Investment options listed below pursuant to Participant and/or Employer directions and pursuant to the conditions and limitations contained in this Appendix A. Unless specifically indicated otherwise in this Appendix A, Appendix F, or an amendment to this Agreement, purchases, sales, and exchanges of each Permissible Investment option are controlled by that Permissible Investment's prospectus or other governing document(s).


1. Fidelity Funds (Core Options)

   Fund #  Fidelity Fund Name

   0631    Fidelity Retirement Government Money Market Portfolio
   0054    Fidelity Government Income Fund
   0319    Fidelity Equity-Income II Fund
   0022    Fidelity Contrafund
   0330    Fidelity Dividend Growth Fund
   0650    Spartan U.S. Equity Index Fund
   0316    Fidelity Low-Priced Stock Fund
   0337    Fidelity Mid-Cap Stock Fund
   0325    Fidelity Diversified International Fund
   0369    Fidelity Freedom Income Fund
   0370    Fidelity Freedom 2000 Fund
   0371    Fidelity Freedom 2010 Fund
   0372    Fidelity Freedom 2020 Fund
   0373    Fidelity Freedom 2030 Fund
   0718    Fidelity Freedom 2040 Fund
   0314    Fidelity Asset Manager(SM)
   0321    Fidelity Asset Manager: Growth

The Employer agrees that the Fidelity Freedom funds listed above (all those starting with 'Fidelity Freedom') are being selected as a group of all the Fidelity Freedom funds currently available for the Plan. The Employer understands that a choice can be made at any time to remove all Fidelity Freedom funds as Permissible Investments for the Plan. The Employer agrees that any change to the Permissible Investments for the Plan to remove Fidelity Freedom funds will be effective as soon as administratively feasible for Fidelity (after the Employer and Fidelity have amended this agreement to reflect such change) and that the Employer will communicate to participants the date and consequences of such change. The Employer hereby directs Fidelity to add or remove as Permissible Investments for the Plan any Fidelity Freedom fund being added to or removed from the group of all Fidelity Freedom funds. Fidelity shall always give the Employer at least 90 days notice of the date that funds available through the Freedom Fund group will change and the Employer has until 20 days before such date to direct Fidelity to remove all Fidelity Freedom funds as Permissible Investments for the Plan.

   To the extent that the Employer selects as a Permissible Investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans ('Group Trust'), the Employer hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and
   (B) acknowledges that it has received from the Trustee copies of the Fidelity Group Trust for Employee Benefit Plans, the Declaration of Separate Fund for the Managed Income Portfolio, the Participation Agreement for the Managed Income Portfolio, and the IRS Determination Letter for the Group Trust. The Employer also acknowledges that plan-level redemptions from the Managed Income Portfolio directed by the Employer require twelve months advance written notice.

2. Non-Fidelity Funds (Core Options)

   Annual Fee per plan:                                           Fee Waived
                                                    Fee Paid By:
   Fund #   Non-Fidelity Fund Name                                 BPS*

   OMOD     Lord Abbett Mid-Cap Value Fund - Class A                0
   OF5K     Janus Adviser Capital Appreciation Fund - Class I       0
   OFBK     Baron Growth Fund                                       0

   *Basis-point-per-annum fee charged by Fidelity on amounts invested in the Non-Fidelity Fund is waived.

   Fidelity shall provide recordkeeping services for Non-Fidelity Funds subject to and in accordance with the terms and conditions of this Section:

   a. For purposes of this Agreement, 'Non-Fidelity Fund' shall mean an investment company registered under the Investment Company Act of 1940, as amended, other than one advised by Fidelity Management & Research Company, and specified in an agreement between Fidelity and the transfer agent for such investment company ('Fund Vendor').

   b. The Basis-point-per-annum fee charged by Fidelity shall be computed and billed or charged in arrears quarterly based on the market value of Non-Fidelity Funds held in Participant Accounts on the last business day of the quarter. In addition to the fees specified above, Fidelity shall be entitled to fees from the Fund Vendor as set forth in a separate agency agreement with the Fund Vendor. Fidelity will make available appropriate information concerning the current provisions of such agreements electronically (currently through Plan Sponsor Webstation) for the Employer's review.

   c. The Fund Vendor shall prepare and provide descriptive information on the funds for use by Fidelity in its written participant communication materials. Fidelity shall utilize historical performance data obtained from third-party vendors in communications with plan participants. The Employer hereby consents to Fidelity's use of such materials and acknowledges that Fidelity is not responsible for the accuracy of such third-party information.

3. Employer Stock

   Employer Stock Information*

   Stock Name:  Giant Industries, Inc.             Stock Symbol: GI

   Dividend Payments:  Yes

   Employer Contributions by:  Cash

   Annual Fee:                                               $23,000.00
                                            Fee Paid By:     Employer

   *The Employer is required to notify Fidelity of any changes in this information and Fidelity reserves the right to adjust the annual fee for Employer Stock immediately in the event of a change.

Unitized Share Accounting Fidelity shall recordkeep and trustee 'Employer stock' subject to terms and conditions of the Plan and this Section

   a. The 'Employer stock' and the Plan must meet the following requirements:

      i. The 'Employer stock' must be publicly traded and Depository Trust Company eligible.

      ii. If the Plan allows Participant investment direction, the Plan must comply with Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'). The 'Employer stock' may not be one of the 'core investment options' under Section 404(c).

      iii. The 'Employer stock' must be 'qualifying employer securities' within the meaning of Section 407(d)(5) of ERISA. Fidelity shall not trustee or recordkeep stock of a company that is not a Related Employer of the Employer.

b. Investments in 'Employer stock' shall be made via the 'Employer stock' investment fund (the 'stock fund'), which shall consist of shares of 'Employer stock' and short-term liquid investments consisting of mutual fund shares or commingled money market pool units, as agreed to by the Employer and Fidelity, necessary to satisfy the 'stock fund's' cash needs for transfers and payments. A target range for the short-term, liquid investments shall be maintained for the 'stock fund'. The Named Fiduciary shall, after consultation with Fidelity, establish and communicate to Fidelity in writing such target range and a drift allowance for such short-term, liquid investments. Such target range and drift allowance may be changed by the Named Fiduciary, after consultation with Fidelity, provided any such change is communicated to Fidelity in writing. Fidelity is responsible for ensuring that the actual short-term, liquid investments held in the 'stock fund' fall within the agreed-upon target range over time, subject to Fidelity's ability to execute open-market trades in 'Employer stock' or to otherwise trade with the Employer. Purchases and sales on the open market of 'Employer stock' shall be made in accordance with the Fidelity's standard trading guidelines, as they may be amended from time to time, as necessary to honor exchange and withdrawal activity and to maintain the target range and drift allowance for the 'stock fund'. Fidelity may temporarily exceed the drift allowance for the target range when necessary to reach sufficient Available Liquidity (pursuant to paragraph d below) to allow transactions to be processed.

c. Each Participant's interest in the 'stock fund' shall be measured in units of participation. Such units shall represent a proportionate interest in all assets of the 'stock fund,' which includes shares of 'Employer stock,' short-term investments, and at times, receivables for dividends and/or 'Employer stock' sold and payables for 'Employer stock' purchased. A net asset value (NAV) per unit shall be determined daily for each cash unit outstanding of the 'stock fund.' Valuation of the 'stock fund' shall be based upon: (i) the New York Stock Exchange closing price of the stock; or (ii) if unavailable, the latest available price as reported by the principal national securities exchange on which the 'Employer stock' is traded; or (iii) if neither is available, the price determined in good faith by the Trustee. The NAV shall be adjusted for gains or losses realized on sales of 'Employer stock,' appreciation or depreciation in the value of those shares owned, dividends paid on 'Employer stock' (to the extent not used to purchase additional units of the 'stock fund' for affected participants), interest on the short-term investments held by the 'stock fund,' payables and receivables for pending stock trades, receivables for dividends not yet distributed, and payables for other expenses of the 'stock fund,' including principal obligations, if any, and expenses that, pursuant to Employer direction, the Trustee accrues or pays from the 'stock fund.' The NAV will also be adjusted for commissions on purchases and sales of 'Employer stock.'

d. Unless otherwise directed in writing pursuant to directions that Fidelity can administratively implement, purchases and sales of units shall be made as follows:

    i. Subject to subparagraphs (I) and (II) below, purchases and sales of units in the 'stock fund' (other than for exchanges) shall be made on the date on which Fidelity receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the 'stock fund' shall be made in accordance with the Exchange Guidelines provided in paragraph ii. hereof.

        (I) Aggregate sales of units in the 'stock fund' on any day shall be limited to the Available Liquidity of the 'stock fund' for that day. For these purposes, Available Liquidity shall mean the amount of short-term investments held in the fund decreased by any outgoing cash for expenses then due, payables for loan principal, and obligations for pending stock purchases, and increased by incoming cash (such as contributions, exchanges in, loan repayments) and to the extent credit is available and allocable to the 'stock fund', receivables for pending stock sales. In the event that the requested sales exceed the Available Liquidity, then transactions shall be processed giving precedence to distributions, loans and withdrawals, and otherwise on a first-in first-out (FIFO) basis, as provided in the Specified Hierarchy stated in paragraph iii. hereof. So long as the 'stock fund' is open for such transactions, sales of units that are requested but not processed on a given day due to insufficient Available Liquidity shall be suspended until Available Liquidity is sufficient to honor such transactions in accordance with the Specified Hierarchy.

        (II) Fidelity shall close the 'stock fund' to sales or purchases of units, as applicable, on any date on which trading in the 'Employer stock' has been suspended or substantial purchase or sale orders are outstanding and cannot be executed.

   ii. Exchange Guidelines. Provided that the 'stock fund' is open for purchases and sales of units, the following rules will govern exchanges:

        (I) Participants may contact Fidelity on any day to exchange from mutual funds, or any GIC fund or managed income portfolio into the 'stock fund.' If the request is confirmed before the close of the market (generally, 4:00 p.m. ET) on a business day, it will receive that day's trade date. Requests confirmed after the close of the market on a business day (or on any day other than a business day) will be processed on a next business day basis.

        (II) Participants may contact Fidelity on any day to exchange the 'stock fund' to a mutual fund or any GIC fund or managed income portfolio. If Fidelity accepts the request conditionally before the close of the market (generally 4:00 p.m. ET) on any business day and Available Liquidity is sufficient to honor the trade after Specified Hierarchy rules are applied, it will receive that day's trade date. Requests accepted conditionally after the close of the market on any business day (or on any day other than a business day) will be processed on a next business day basis, subject to Available Liquidity for such day after application of Specified Hierarchy rules. If Available Liquidity on any day is insufficient to honor the trade after application of Specified Hierarchy rules, it will be suspended until Available Liquidity is sufficient, after application of Specified Hierarchy rules, to honor such trade, and it will receive the trade date and Closing Price of the date on which it was processed.

     iii. Specified Hierarchy. The following procedures shall govern sales of the 'stock fund' requested for a day on which Available Liquidity is insufficient:

           (I) Loans, withdrawals and distributions will be aggregated and placed first in the hierarchy. If Available Liquidity is sufficient for the aggregate of such transactions, all such loans, withdrawals and distributions will be honored. If Available Liquidity is insufficient for the aggregate of such transactions, then no such loans, withdrawals or distributions will be honored.

           (II) If Available Liquidity has not been exhausted by the aggregate of loans, withdrawals and distributions, then all remaining transactions involving a sale of units in the Stock Fund shall be grouped on the basis of when such requests were received, in accordance with standard procedures maintained by the Trustee for such grouping as they may be amended from time to time. To the extent of Available Liquidity, all transactions in a group will be honored, on a FIFO basis. If Available Liquidity is insufficient to honor all transactions within a group, then none of such transactions in the group will be honored.

           Transactions not honored on a particular day due to insufficient Available Liquidity shall be honored, using the hierarchy specified above, on the next business day on which there is Available Liquidity.

4.  Annual Fee for Excess Core Permissible Investment Options

    The fees stated in this Service Agreement, including any Appendices and amendments hereto, take into consideration the Core Permissible Investment options selected by the Employer in this Appendix A and include up to 15 Core Permissible Investment options with no additional annual fee. The annual fee for each Core Permissible Investment option in excess of 15 is $500.00 per option and such fee is in addition to any fees specified elsewhere in this Service Agreement, including any Appendices and amendments hereto. The annual fee for excess Core Permissible Investment options shall be billed or charged quarterly in arrears and paid by Employer. The Fidelity Freedom funds, Fidelity Select Foundation, and Mutual Fund Window collectively count as one Permissible Investment option each. Any change to the Core Permissible Investment options selected by the Employer after the effective date of this Service Agreement shall require an amendment to this Service Agreement and may result in amended or additional fees.

5.  Mutual Fund Window

    Participants may participate in a Mutual Fund Window arrangement under the Plan, hereinafter referred to as 'MFW'. Fidelity shall provide recordkeeping services for MFW in accordance with the terms and conditions of this Section.

    Additional Fees:

    Setup Fee per Plan:                                           Fee Waived
                                                     Fee Paid By:___________
    Annual Fee per Plan:                                          Fee Waived

                                                     Fee Paid By:___________

Quarterly Fee per Participant:                                    Fee Waived
                                                     Fee Paid By:___________

Terms:

a. MFW allows a participant to invest in any of the Fidelity Funds listed below.

b. The quarterly per participant fee will be assessed for every participant having a balance at the end of the billing period in any fund available only through this MFW. Participants may invest in any of the other permissible investments (hereinafter 'Core Funds') described in other sections of Appendix A without being subject to these MFW fees. The annual fee for excess permissible investment options listed in Appendix A shall only apply to those selected Core Funds.

c. The following is a list of all other funds in which a Plan Participant may invest through MFW:

     Fund #   Fidelity Fund Name

     0003     Fidelity Fund
     0004     Fidelity Puritan Fund
     0005     Fidelity Trend Fund
     0015     Fidelity Ginnie Mae Fund
     0023     Fidelity Equity-Income Fund
     0025     Fidelity Growth Company Fund
     0026     Fidelity Investment Grade Bond Fund
     0032     Fidelity Intermediate Bond Fund
     0038     Fidelity Capital & Income Fund
     0039     Fidelity Value Fund
     0040     Fidelity Mortgage Securities Fund
     0073     Fidelity Independence Fund
     0093     Fidelity OTC Portfolio
     0094     Fidelity Overseas Fund
     0301     Fidelity Europe Fund
     0302     Fidelity Pacific Basin Fund
     0303     Fidelity Real Estate Investment Portfolio
     0304     Fidelity Balanced Fund
     0305     Fidelity International Growth & Income Fund
     0307     Fidelity Capital Appreciation Fund
     0308     Fidelity Convertible Securities Fund
     0309     Fidelity Canada Fund
     0311     Fidelity Utilities Fund
     0312     Fidelity Blue Chip Growth Fund
     0315     Fidelity Disciplined Equity Fund
     0318     Fidelity Worldwide Fund
     0320     Fidelity Stock Selector
     0322     Fidelity Emerging Markets Fund
     0324     Fidelity Aggressive Growth Fund
     0328     Fidelity Asset Manager: Income
     0331     Fidelity New Markets Income Fund

     0332     Fidelity Export and Multinational Fund
     0334     Fidelity Global Balanced Fund
     0335     Fidelity Aggressive International Fund
     0336     Fidelity Small Cap Independence Fund
     0338     Fidelity Large Cap Stock Fund
     0341     Fidelity Europe Capital Appreciation Fund
     0347     Fidelity Asset Manager: Aggressive
     0349     Fidelity Latin America Fund
     0350     Fidelity Japan Fund
     0351     Fidelity Southeast Asia Fund
     0384     Fidelity Small Cap Retirement Fund
     0397     Spartan Total Market Index Fund
     0450     Fidelity Short-Term Bond Fund
     0500     Fidelity Fifty
     0630     Fidelity Retirement Money Market Portfolio
     0632     Fidelity Managed Income Portfolio
     0651     Fidelity U.S. Bond Index Fund
     0662     Fidelity Institutional Short-Intermediate Government Fund
     0708     Fidelity Structured Large Cap Value Fund
     0762     Fidelity Structured Mid Cap Value Fund
     0763     Fidelity Structured Large Cap Growth Fund
     0793     Fidelity Structured Mid Cap Growth Fund
     0794     Fidelity Inflation-Protected Bond Fund
     0812     Fidelity Ultra-Short Bond Fund
     0818     Fidelity International Small Cap Fund
     0820     Fidelity Total Bond Fund


The Employer may not add, delete, or replace any investment option identified in this Appendix A within 90 days of the Plan's adding the MFW.

The Employer understands that this MFW service is an investment selection of a certain group of funds currently available for the Plan and that the funds present in this MFW service change over time. The Employer understands that a choice can be made at any time to change from the MFW service to another investment platform (another window or a platform without a window investment) offered by Fidelity and available to the Plan. The Employer will always have the option to move to an investment platform of 15 Fidelity Funds (not Select Funds) chosen from among those available to the Plan. The Employer agrees that any change of investment platform will be effective as soon as administratively feasible for Fidelity (after the Employer and Fidelity have amended this agreement to reflect such change) and that the Employer will communicate to participants the date and consequences of such change.

The Employer hereby directs Fidelity to add new funds to the Permissible Investments for the Plan as those funds are added to MFW service. Fidelity shall always give the Employer at least 90 days notice of the date that new fund(s) will become available through the MFW service and the Employer has until 20 days before such date to direct Fidelity not to make any such new
fund or funds available for the Plan.   The Employer understands that, since
this service is a package service and Fidelity is unable to customize this package, the Employer's decision not to add certain fund(s) may mean that the Plan is unable to remain on its current MFW service. If the Employer's decisions make the Plan unable to remain on its current MFW service, the Employer agrees to choose an entirely different investment platform (another MFW service or a platform without a MFW service) for the Plan at least 10 business days before such new funds are to be added to the current MFW service.

The Employer hereby directs Fidelity to remove from the Permissible Investments for the Plan any funds being removed as a fund available under the MFW service ('Non-MFW Funds'). Fidelity shall always give the Employer at least 90 days notice of the date that a fund or funds will become Non-MFW Funds. If the Employer decides to change any of the Core Permissible Investments for the Plan, the Employer agrees that Fidelity may reassess the Plan's fee structure and charge additional fees based upon the Core Permissible Investments for the Plan resulting from the Employer's decision. The Employer hereby directs Fidelity to exchange all balances present in the any such Non-MFW funds, on the date such a Non-MFW Fund ceases to be a Permissible Investment for the Plan, into the default investment for the Plan.

The Employer agrees that any closure of a fund that is part of the MFW service will be treated as a fund being removed from the MFW service pursuant to the paragraph immediately preceding, except that Fidelity may adjust notice timeframes as circumstances dictate. The Employer further agrees that anytime a fund within the MFW service merges completely (thus ceasing to exist) into a fund that is not currently a Permissible Investment under the Plan, that such fund will be treated as if it was closing pursuant to the previous sentence. Fidelity agrees that anytime two funds that are Permissible Investments under the Plan merge, Fidelity will assist the Employer with communicating in advance the consequences of the merger to its Plan participants. The Employer agrees that when two Permissible Investments merge Plan participants who do not act before the date of the merger will have their account balances in each such fund combined in the resulting fund. If a merger of two Permissible Investments will result in the Plan having one less Core Permissible Investment, Fidelity agrees to give the Employer the opportunity to remove the resulting fund from the MFW service and assign it as a Core Permissible Investment. The Employer understands that the timing of the merger of funds is outside of the control of the Trustee and that all assistance to be provided the Employer will always be on a best efforts basis.

The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The Employer shall not be relieved of fiduciary responsibility for the selection and monitoring of all Permissible Investments under the Plan, including any constituting part of the MFW.

APPENDIX B: ENROLLMENT AND EDUCATION SERVICES

Fidelity shall provide Enrollment and Education Services as outlined in this Appendix B. Consultation with a Fidelity Education Consultant is available to identify additional needs in the future.

1. {Reserved}

	2. Ongoing Enrollment and Educational Services provided at no additional charge

   - Enrollment Kits for newly eligible Participants
   - Ongoing Education Curriculum (one per year)
   - Retirement Benefits Line
   - Stages Magazines
   - Stages Program for Retirees, Pre-retirees and Job Changers
   - NetBenefits Internet Service
   - Unless the Employer specifically directs Fidelity otherwise in writing,
     Plan Participants will be provided educational and informational materials about integrated Fidelity investment opportunities through the
     Fidelity Employee Investment Services program.
   - Participant Statements:
	        Fidelity will mail Participant statements directly to Participants'
	        homes except for individual Participants who have indicated through
	        Automated Channels (Fidelity Automated Retirement Benefits Line,
	        NetBenefitsSM World Wide Web Internet service, or any other service
	        subsequently employed by Fidelity to facilitate electronic plan
	        administration) that they desire to receive statements only through
	        Automated channels.

	     Notwithstanding any of the above, a Participant will always have the
	     ability to request a written statement at least as frequently as legally
	     required.

   - In the event that Fidelity, or any of its affiliates, provides tools or services that estimate the initial eligible entry date for Employees based on Plan design and assumed achievement of some Plan eligibility variables, Fidelity does not represent, warrant, guarantee or certify that such estimates are accurate. The Employer agrees that Fidelity has no responsibility for any such estimates.

   - Fidelity may from time to time produce communication materials and forms that the Employer may use regarding the Plan. The Employer acknowledges that it is solely responsible for any such communication materials and/or forms, or modification thereof, ultimately distributed or otherwise used in connection with the Plan.

	3. Enrollment and Educational Services available for additional charge

   - Additional Employee Education Meetings
   - Additional Enrollment Kits for existing Participants
   - Savings Plan Enrollment Video Kit

4. Fees for Enrollment and Education Services

   Except as otherwise provided in this Appendix B, fees for Enrollment and Education Services shall be billed or charged in full as of the invoice date following the date the services are provided.

APPENDIX C: CONTRIBUTION PROCESSING

Fidelity shall provide contribution processing services as outlined in this Appendix C and subject to the terms and conditions contained herein.

1. The Employer shall be responsible for calculating and effecting Participant and Employer contributions to the Plan and transmitting such contributions and associated contribution data to Fidelity.

2. The Employer must consolidate all contribution data and loan repayment information for multiple payroll cycles and/or multiple sites into one transmission. Contribution data shall be received by Fidelity via Plan Sponsor Webstation (PSW), or other electronic medium permitted by Fidelity, in the manner specified. The Employer's computer system must meet certain minimum specifications to enable this service.

3. Following the receipt of contribution and/or loan repayment data in good order (as determined by Fidelity), the Employer shall either initiate a wire transfer or allow Fidelity, through any of its affiliates, to request an electronic funds transfer through Automated Clearing House ("ACH") to fund the contribution amount. Contributions received in good order will be credited to Participants' accounts on the business day they are received, if received prior to the close of the New York Stock Exchange's business day. Before the Employer may fund through ACH, the Employer must have completed and signed a valid Service Setup Form.

4. Notwithstanding section 3 contained herein, Fidelity reserves the right to require the Employer to wire transfer any contribution. Unsolicited or improperly formatted wire transfers may not be invested until properly identified and reconciled. Regardless of the method of contribution remittance, the Employer is always responsible for funding contributions to the Trust within legal time limits.

5. In the event that Fidelity, or any of its affiliates, provides tools or services to assist the Employer with the calculation of the Employer's Matching Employer Contribution and/or Nonelective Employer Contribution, Fidelity does not represent, warrant, guarantee or certify that such calculations are accurate. The Employer agrees that Fidelity has no responsibility for any such calculations.

APPENDIX D: LOAN AND WITHDRAWAL SERVICES

Loans and withdrawals from the Plan shall be processed in accordance with the provisions of the Plan and this Appendix D. Fidelity shall provide loan and withdrawal processing services subject to the terms and conditions of this Appendix D.

1. Participant Loans

   Loan setup fee per loan:                                         $75.00
                                                Fee Paid By:  Participants

   Annual loan maintenance fee per loan:                            $25.00
                                                Fee Paid By:  Participants

Pre-Approved Loans

This Section includes the Loan Policy adopted in accordance with the Plan.
All other provisions governing Participant loans are included in the Plan. This Section is effective for loans made on or after the Effective Date of the CORPORATEplan for RetirementSM. Subject to paragraph f. below, other loans made under the Plan shall continue under their existing terms until they are repaid.

a. Administration - The Employer shall collect and remit all principal and interest payments to Fidelity and keep the proceeds of such loan repayments separate from the other assets of the Employer, clearly identifying such assets as Plan assets.

    The Employer hereby directs Fidelity that all Participant loans shall be considered pre-approved by the Employer and there shall not be any advance notification to the Employer of any Participant loan. The Employer must provide Fidelity with all applicable loan repayment frequencies for Participants by location, division, or region. Plans converting to The CORPORATEplan for RetirementSM must provide the highest outstanding loan balance(s) in the twelve months prior to the conversion date. If the Employer fails to provide this information, the Employer shall review and approve all loan requests via Plan Sponsor Webstation (or any other service subsequently employed by Fidelity to facilitate electronic plan sponsor administration, hereinafter PSW) for the first twelve months of the Plan's administration under The CORPORATEplan for RetirementSM.

    Currently, the following types of loans require Plan Administrator review and approval prior to such distributions being processed:

      - Loans subject to spousal consent
      - Loans only permitted when hardship circumstances are present

    If, subsequent to the execution of this Agreement, the Employer directs Fidelity in writing that Participant loans shall no longer be considered pre-approved, then the Employer shall review and approve all loan requests via PSW.

b. Application Procedure - The Participant shall use Automated Channels (Fidelity Automated Retirement Benefits Line, NetBenefitsSM World Wide Web Internet service, or any other service subsequently employed by Fidelity to facilitate electronic plan administration) to apply for a loan. Participant loan requests that cannot be serviced via Automated Channels shall be referred to the Employer for assistance. To originate a Participant loan, the Participant shall direct Fidelity as to the term and amount of the loan to be made from his/her account. Such directions shall be made by use of the Automated Channels maintained for such purpose by Fidelity or its agent. The Automated Channels shall determine, based on the current value of the Participant's account on the date of the request and any guidelines provided by the Employer, the amount available for the loan. The vested percentage on Fidelity's Participant Recordkeeping
    System (FPRS) shall be used to process the loan.   The Employer is
    responsible for ensuring that the proper vested percentage for each Participant is always maintained on FPRS. Based on the interest rate supplied by the Employer in accordance with the terms of the Plan, the Automated Channels shall advise the Participant of such interest rate, as well as the installment payment amounts. Fidelity shall distribute the loan note with the proceeds check directly to the Participant. Fidelity shall also distribute the required Truth-In-Lending disclosures, if applicable, to the Participant. To facilitate recordkeeping, Fidelity may destroy the original of any promissory note made in connection with a loan to a Participant under the Plan, provided that Fidelity first creates a duplicate by a photographic optical scanning or other process. The duplicate shall yield a reasonable facsimile of the promissory note and the Participant's signature thereon. The duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

c.  Conditions and Limitations -

    i. Minimum Principal Amount. The minimum principal amount of any loan is $1,000.00.

    ii. Duration. The repayment period of any loan shall be no more than five years unless such loan is for the purchase of a Participant's primary residence, in which case the repayment period may not extend beyond 10 years from the date of the loan. A loan becomes immediately due and payable upon a Participant's termination of employment, death or disability.

    iii. Sources. The Administrator may provide that loans only be made from certain contribution sources within Participant Account(s) by notifying the Trustee in writing of the restricted source.

    iv.  Purpose:  A loan will be granted for any purpose.

    v. Repayment Method. A loan to an Employee shall be repaid at least quarterly by payroll. If repayment is not made by payroll deduction, a loan shall be repaid by the Employee to the Employer. Loan repayments are forwarded to Fidelity, by the Employer, in the same manner and frequency as contributions.

    vi. Outstanding Loans. A Participant may have one loan outstanding at a time. A Participant with an existing loan may not apply for another loan until the existing loan is paid in full. Also, a Participant may not (1) refinance an existing loan, (2) apply for an additional loan for the purpose of paying off an existing loan, or (3) apply for more than one loan during each Plan Year.

d. Interest Rate - The Employer shall determine and communicate to Fidelity a reasonable rate of interest based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate shall remain fixed throughout the duration of the loan.

e. Prepayment - A Participant may prepay the entire outstanding loan balance prior to maturity without penalty.

f. Repayment Suspension / Re-amortization - Loan repayments may not be suspended or re-amortized except as provided in this subsection. Loan repayments may only be suspended if the participant is on a leave of absence (LOA) from the Employer and never for more than 12 months unless the LOA is pursuant to Internal Revenue Code (IRC) Section 414(u). Loan payments suspended due to an LOA must resume following the conclusion of the LOA (or the 12 month period described in the previous sentence). The Employer is required to inform Fidelity of the dates for all loan repayment suspensions and resumptions, but this information may be transmitted electronically. In the case of payments resuming following suspension due to an LOA, the loan may be re-amortized to allow for level payments, but the amount of each payment must not be less than the amount required under the terms of the original loan. When loan repayments are to resume following a participant's LOA, the Employer must direct Fidelity as to whether or not to re-amortize the remaining balance of the loan. The repayment period for the remaining balance of a loan may never be extended beyond 5 years from the date of the original loan unless there is an LOA pursuant to IRC Section 414(u) or the loan is a personal residence loan. The Employer may also direct Fidelity to re-amortize loans for participants whose payroll frequency has changed during the period of the loan or whose established loan repayment frequency was incorrect, but that re-amortization cannot extend payments beyond the original term of the loan.

g. Default - A Participant's loan shall be considered in default at the end of the calendar quarter following a calendar quarter (end of the 'cure period') for which there is outstanding any part of any payment due
    (principal or interest).   The Employer agrees to provide to Fidelity
    information regarding the status of participants relating to loan repayments. Fidelity agrees to provide the Employer with information regarding the repayment status of outstanding loans and thereafter to provide notices to Participants regarding late, missing or insufficient payments relating to loans they have outstanding. The Employer hereby directs Fidelity to default loans of Participants , in accordance with the Plan, after Participants have defaulted by the terms of their loans, but in no event later than the date legally required. Notwithstanding the above, based upon the information Fidelity has provided regarding the repayment status of outstanding loans, the Employer may direct Fidelity not to provide notices of delinquency for specific Plan Participants, however, an Employer cannot direct Fidelity to delay the loan default.

h. Pre-existing Loans - Loans existing prior to the Effective Date of the CORPORATEplan for RetirementSM shall continue under their existing terms until repaid. A Participant may not apply for a new loan until that Participant has less loans outstanding than the number of loans allowed pursuant to paragraph c., vi. Outstanding Loans, above. Fidelity shall not accept any pre-existing loans that require Fidelity to hold as security for the loan property other than the Participant's vested account.

i. Fees - Loan Set-Up fees shall be billed or charged in full on the first invoice date following origination of the loan. Annual loan maintenance fees shall be accrued and billed or charged quarterly in arrears. Notwithstanding any provision or designation herein to the contrary, the Employer shall be responsible for the payment of annual loan maintenance fees on pre-existing loans unless the loan terms allow payment by Participants.

2.  Participant Withdrawals

Pre-Approved Withdrawals

Participant withdrawals and distributions shall be processed in accordance with the provisions of the Plan and subject to the following terms and conditions:

a. The Employer hereby directs Fidelity that all Participant withdrawals shall be considered pre-approved by the Employer and there shall not be any advance notification to Fidelity of any Participant withdrawal.

b. Participants shall use Automated Channels (Fidelity Automated Retirement Benefits Line, NetBenefitsSM World Wide Web Internet service, or any other service subsequently employed by Fidelity to facilitate electronic plan administration) to request withdrawals. Participant withdrawals that cannot be serviced via the Automated Channels shall be referred to the Employer for assistance. The Employer understands that currently the following types of withdrawals cannot be completed through Automated
    Channels:

    i. distributions as a result of the Plan's failure of any required Internal Revenue Code test
    ii.  minimum required distributions
    iii. distributions to an alternate payee under a qualified domestic relations order prior to establishment of an Account for the alternate payee
    iv. distributions to a beneficiary prior to establishment of an Account for the beneficiary
    v.   installment payments

    The Employer agrees that Fidelity may expand the Automated Channels service to include other types of withdrawals by giving notice (which may be an electronic transmission) to the Employer in advance. The Employer is responsible for updating the status codes, applicable dates, and other appropriate information for participants via Plan Sponsor Webstation
    (PSW), or other agreed upon transmission.

c. Participant withdrawals shall be processed any business day during any month except that no withdrawals shall be processed from December 15 through January 1. The Automated Channels shall determine the amount available for withdrawal based on the current value of the Participant's Account on the date of the request and any guidelines provided by the Employer. The vested percentage on Fidelity's Participant Recordkeeping
    System (FPRS) shall be used to process the distribution.   The Employer is
    responsible for ensuring that the proper vested percentage for each Participant is always maintained on FPRS. Fidelity shall distribute withdrawals directly to Participants based upon the addresses of record.

d. Currently, the following distributions require Plan Administrator review and approval prior to such distributions being processed:

    i.   withdrawals subject to spousal consent
    ii.  hardship withdrawals
    iii. protected benefit forms only available to a specified class of participants

    If, subsequent to the execution of this Agreement, the Employer directs Fidelity in writing that some or all types of distribution shall no longer be considered pre-approved, then the Employer shall review and approve each such distribution request through PSW.

APPENDIX E: COMPLIANCE SERVICES

1.  Nondiscrimination Testing

    Fidelity shall not perform nondiscrimination testing services for the Plan. The Employer shall be responsible for performing all nondiscrimination tests required by the Internal Revenue Code.


2.  Form 5500 Services

    Fidelity shall not provide Form 5500 Services for the Plan. The Employer shall be responsible for the completion and filing of the Form 5500.

APPENDIX F: MISCELLANEOUS

The provision(s) as identified in this Appendix F shall supercede the referenced provision(s) of this Agreement, subject to the terms and conditions contained herein. For provision(s) below identified as exceptions to the Plan (requiring an amendment to the CORPORATEplan for RetirementSM), the Employer hereby agrees to obtain a favorable determination letter on the Plan from the Internal Revenue Service.


Title:        Amendment to Eligibility Service Requirement
Description:  The Employer will provide an amendment that allows for different
              Eligibility Service Requirements for different groups of Employees.

                                                    Exception Fee:  Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).


Title:        Amendment to Compensation
Description:  The Employer will provide an amendment that excludes any amount realized from the exercise of qualified or nonqualified stock options and any Compensation for the portion of the Plan Year during which the employee is classified by the Employer as an employee of Giant Yorktown, Inc. from the definition of Compensation.

                                                    Exception Fee:  Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).


Title:        Change to Loan Policy in Appendix D
Description:  Participant will be permitted to initiate up to two loans in a given plan year. While Fidelity will produce Participant communication materials and forms for use by the Employer, the Employer must provide any necessary language summarizing this provision as well as identify which materials and forms would use this language.

                                                    Exception Fee:  Fee Waived

Title:        Change to Loan Policy in Appendix D
Description:  Loan availability is to be computed based on the entire account balance except for the Non-Elective Employer Contribution Stock
              (EMPLOYER CONTRIB STOCK SOURCE) and the ESOP Transfer Stock
              (TRANSFER ASSETS STOCK SOURCE) accounts and is to be withdrawn from those same accounts. While Fidelity will produce
              Participant communication materials and forms for use by the Employer, the Employer must provide any necessary language summarizing this provision as well as identify which materials and forms would use this language.

                                                    Exception Fee:  Fee Waived


Title:        Amendment to Investment Direction
Description:  The Employer will provide an amendment that allows for Employer investment direction for one of the Non-Elective Employer
              Contribution account and Employee Investment direction from the other Non-Elective Employer Contribution account.

                                                    Exception Fee:  Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).


Title:        Amendment to Non-Elective Employer Contribution
Description:  The Employer will provide an amendment that allows it to decide upon funding of each contribution if the Employer or Employee will direct investment.

                                                    Exception Fee:  Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).


Title:        Amendment to Investment Direction
Description:  The Employer will provide an amendment that allows for employee investment direction in all restricted accounts upon attaining either age 55 and 10 years of service, or age 59.5.

                                                    Exception Fee:  Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose.

Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

                          Attachment to Appendix F
                                   of the
               CORPORATEplan for RetirementSM Service Agreement



Article II, Section 2 of the CORPORATEplan for RetirementSM Service Agreement provides that the Employer may not add, delete, or modify the CORPORATEplan for RetirementSM prototype documents in any way without the written consent of Fidelity. In Appendix F of the CORPORATEplan for RetirementSM Service Agreement, Fidelity gave its written consent that this provision be waived solely for the purpose of allowing the company to make a certain amendment to the prototype plan. The Employer will be responsible for drafting the amendment to which reference is made in Appendix F. As a result of this amendment, the Employer's Plan will not be able to rely on the opinion letter Fidelity received from the IRS for the CORPORATEplan for RetirementSM with respect to the Employer's Plan. The Employer's Plan will be individually designed, and the Employer will incur the 'user' fee for an individually designed plan instead of the fee for a prototype plan in filing for an IRS determination letter. The Employer will be responsible for the continuing qualification of the plan, including amending it to comply with the required Internal Revenue Service guidelines. Fidelity will provide the Employer with a copy of any model amendments or updates to the Fidelity Prototype plan. The Employer shall be responsible for retaining the provision allowed by Appendix F (if so desired) in any restated version of the Fidelity Prototype Plan adopted by the Employer. While Fidelity will generate a Summary Plan Description for the Employer's Plan, the Employer must provide any necessary language summarizing the amendment. Finally, the Employer must give Fidelity the opportunity to review any other amendment that the Employer proposes to the Plan, allowing Fidelity to approve or reject the amendment based upon its impact on the operation of the Plan.